SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C. 20549


                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934




DATE OF REPORT (Date of earliest event reported) July 8, 1997


                        DELCHAMPS, INC.
        (Exact name of registrant as specified in its charter.)


      ALABAMA               0-12923              63-0245434
  (State or other       (Commission File       (IRS Employer
  jurisdiction of           Number)            Identification
   incorporation)                                 Number)



             305 DELCHAMPS DR., MOBILE, AL  36602
       (Address of Principal Executive Offices - Zip Code)



Registrant's telephone number, including area code (334)433-0431


                              N/A

     Former name or former address, if changed since last report.)


Item 5.  Other Events.

     On July 8, 1997, Delchamps, Inc., an Alabama corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Jitney-Jungle Stores of America, Inc., a Mississippi corporation ("Parent"), Delta Acquisition Corporation, an Alabama corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company.

     Under the Merger Agreement, Parent will cause Sub to commence, within five business days, an all-cash tender offer (the "Offer") for all of the Company's outstanding common stock, par value $.01 per share (the "Common Stock") at a price of $30.00 per share. The Offer is conditioned upon, among other things, there being tendered and not withdrawn prior to the expiration date of the Offer at least two-thirds of the Company's outstanding shares. The Offer initially will expire twenty business days after it is commenced, but under certain circumstances will be extended by Parent for up to sixty calendar days from the commencement date if necessary to meet certain conditions, including the consent of holders of Parent's outstanding senior notes and the receipt of regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Parent may also extend the Offer for up to sixty calendar days from the commencement date to obtain permanent financing for the acquisition, and up to ninety calendar days from the commencement date under certain other circumstances. Following consummation of the Offer, Parent will acquire for $30 per share in cash any shares that are not tendered by means of a merger of Sub with the Company.

     Parent has obtained commitment letters from Fleet Capital Corporation and from an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation to provide senior bank and subordinated debt financing to fund the Offer and the merger.

     The Company's Board of Directors has approved the transaction unanimously and has recommended approval by the Company's shareholders. Credit Suisse First Boston Corporation is acting as financial advisor to the Company in the transaction.

     On July 8, 1997, prior to the execution of the Merger Agreement, the Company amended (the "Second Amendment") its Rights Agreement dated as of October 14, 1988 between the Company and First Alabama Bank as Rights Agent, as amended by the Amendment (the "First Amendment") to the Rights Agreement dated as of October 16, 1992 between the Company and the Rights Agent (as so amended, the "Rights Agreement"), with the effect of rescinding the First Amendment and exempting the events and transactions contemplated by the Merger Agreement from the Rights Agreement.

     The Merger Agreement and the Second Amendment are attached hereto as Exhibits 2 and 4, and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Second Amendment are qualified in their entirety by reference to those documents filed hereto as exhibits.

     On July 8, 1997, the Company issued a press release announcing the transactions described herein, and the release is attached hereto as Exhibit 99.

Item 7.    Financial Statements and Exhibits.

(a)  Not Applicable.

(b)  Not Applicable.

(c)  Exhibits.

     Exhibit No.    Description

        2           Agreement and Plan of Merger, dated
                    as  of July 8, 1997, by  and  among
                    Jitney-Jungle   Stores  of America,
                    Inc., Delta Acquisition Corporation
                    and Delchamps, Inc.

        4           Second Amendment  dated  as of July
                    8,  1997,  to  the Rights Agreement
                    dated  as  of  October   14,   1988
                    between  Delchamps,  Inc. and First
                    Alabama  Bank as Rights  Agent,  as
                    amended by  the  Amendment  to  the
                    Rights   Agreement   dated   as  of
                    October   16,   1992   between  the
                    Company and the Rights Agent.

        99          Delchamps, Inc. and  Jitney-Jungle
                    Stores  of  America,  Inc.
                    Press Release, dated July 8, 1997.


                          SIGNATURES


     Pursuant  to  the requirements of the Securities  Exchange
Act of 1934, the Registrant  has  duly caused this report to be
signed  on  its  behalf  by  the  undersigned   thereunto  duly
authorized.




                         DELCHAMPS, INC.



                        By:  /s/  Timothy E. Kullman
                           --------------------------------
                                  Timothy E. Kullman
                       Senior  Vice President, Chief  Financial
                            Officer, Treasurer and Secretary




Date:           July 8, 1997